Exhibit 5


       [Letterhead of Kimball, Parr, Waddoups, Brown & Gee]



                           July 3, 1997


The Board of Directors of
Mining Services International Corporation
8805 South Sandy Parkway
Sandy, Utah 84070

     Re:  Mining Services International Corporation
          Registration Statement on Form S-8

Gentlemen:

     As counsel to Mining Services International Corporation, a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of 666,031 shares (the "Shares") of Common Stock, $0.005 par value, of the Company to be offered, sold and issued by the Company pursuant to the Mining Services International Corporation 1987 Nonqualified Stock Option Plan (the "Option Plan"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Option Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

Mining Services International
 Corporation
July 3, 1997
Page 2
--------------------

     We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              KIMBALL, PARR, WADDOUPS, BROWN & GEE